Pannell Kerr Forster                              [GRAPHIC - LOGO]
                                                  PKF
                                                  worldwide


                                                  7th Floor, Marine Building,
                                                  355 Burrard St.
                                                  Vancouver, B C,
                                                  Canada, V6C 2G8
                                                  Telephone: (604) 687-1231
                                                  Facsimile: (604) 688-4675



June 21, 1996


Board of Directors
Elephant & Castle Group Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-4 related to the issuance of 147,059 shares of Elephant & Castle Group Inc. of our report dated April 9, 1996 relating to the consolidated balance sheets of Elephant & Castle Group Inc. as at December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993, which report appears in the December 31, 1995 annual report on Form 10-K-SB of Elephant & Castle Group Inc.

Our report included a paragraph titled "Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Conflict".


/s/Pannell Kerr Forster


Chartered Accountants
Vancouver, Canada